UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2011

APD ANTIQUITIES, INC.

(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-50738

Nevada	91-1959986
(State or jurisdiction of incorporation or organization)	(I.R.S Employer I.D No.)

1314 S. Grand Blvd, Ste. 2-250, Spokane, WA 99202

(Address of principal executive offices)

(509) 744-8590
(Issuer’s telephone number)

___________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2011, APD Antiquities, Inc. (the “Company”) entered into a definitive agreement with Manuel P. Graiwer and executed a convertible promissory note relating to a loan in the amount of $50,000 for a period of 270 days at 8% interest per annum.  This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

There were no commissions paid in connection with the issuance of the promissory notes.  The transaction was arranged and undertaken by the officers of the Company.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1	Convertible Promissory Note entered into by the Company as the Borrower and Manuel P. Graiwer as the Lendor on April 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APD ANTIQUITIES, INC. (Registrant)

Date: May 5, 2011	By:	/s/ Cindy K. Swank
Cindy K. Swank President and CEO